U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

January 23, 2014

Commission file number 001-10196

STUDIO ONE MEDIA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	23-2517953
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7650 E. Evans Rd., Suite C
Scottsdale, Arizona  85260

(Address of principal executive offices) (Zip Code )

(480) 556-9303

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Over the past year, Studio One Media ("Company") has received significant interest from a number of consumer electronic products companies about employing its proprietary AfterMaster audio technology in their devices via dedicated semiconductor chips.  The Company has dedicated substantial resources in recent months to pursue this enormous market, which includes such products as mobile phones, tablet computers, laptop and desktop computers, home audio, car audio, headphones, home and business phone systems, speakers and nearly any other product that provides an audio element.  The Company is actively engaged in discussions with several parties that are interested in working with Studio One to complete the development and market such a product line of chips that can be embedded in a host of audio products.   Based on the magnitude of the addressable market for such audio chips, the Company believes this represents one of its most significant revenue opportunities.

Consistent with the Company’s strategy of engaging leading industry experts to its Advisory Board to assist it in expediting its strategic initiatives, it is pleased to announce that Bret Zahn has recently joined the Company’s Advisory Board.  His long history of working in the semiconductor industry will be invaluable in accelerating the Company’s commercialization and marketing initiatives for the AfterMaster semiconductor chips.  Mr. Zahn joins an illustrious group of other Advisory Board members from the music, motion picture and business industries.

BRET ZAHN

Bret Zahn earned his Bachelor’s Degree in Aeronautical Engineering from Arizona State University and two Master’s Degrees, including Microelectronic Engineering and an MBA. He currently serves as Director and General Manager of ON Semiconductor in Phoenix, Arizona where he has P&L responsibility for a division with revenues exceeding $250 million.

ON Semiconductor is one of the largest global semiconductor companies with annual revenues exceeding $3 billion.   Mr. Zahn has held a number of senior positions in his career, including Vice President of Lifelock, a then $275 million company; Vice President at Hypercom, one of the world’s largest global providers of electronic payment systems with revenues at the time of $400 million; Vice President and General Manager at Amkor, a $3 billion revenue company that was a strategic manufacturing partner for over 200 of the world’s largest semiconductor and electronic OEMs; Vice President of ChipPAC, a $450 million revenue company that provided manufacturing, assembly and test services for the semiconductor industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 23, 2014

By:	/s/ Kenneth R. Pinckard
Name:	Kenneth R. Pinckard
Title:	Vice President